BOB’S DISCOUNT FURNITURE ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS
Net Revenue Increased 10.3%
Comparable Sales Increased 3.8%
Opened 11 New Stores
Reaffirms Full Year 2026 Financial Outlook
MANCHESTER, Conn. - Bob’s Discount Furniture, Inc. (NYSE:BOBS) (“We”, “our”, the “Company”, “Bob’s Discount Furniture” or “Bob’s”) today announced financial results for the third fiscal quarter ended September 27, 2026.
“We delivered another strong quarter, with sales growth, market share gains and margin expansion underscoring the strength and resilience of our model,” said Bill Barton, President and Chief Executive Officer. “Customers continue to respond to our combination of everyday value, differentiated products and omnichannel capabilities. Industry demand trends remained relatively stable during the quarter, while customers continued to respond to our value proposition. Despite ongoing cost pressures across parts of the business, our teams executed with discipline and delivered strong results. We were particularly pleased with the performance of our newest stores, including our successful entry into the Nashville market, and remain confident in our ability to grow profitably while bringing Bob’s to new customers and markets.”
Third Quarter of Fiscal Year 2026
•Net revenue of $680.4 million increased 10.3% from $616.9 million in the third quarter of fiscal year 2025 driven by new stores and comparable sales growth.
•The Company opened 11 new stores and ended the quarter with 229 stores in 28 states.
•Comparable sales growth of 3.8% was driven by higher average order value (“AOV”) and increased eCommerce traffic, partially offset by lower in-store traffic.
•Through the third quarter of fiscal year 2026, the Company received approval for $46.4 million in International Emergency Economic Powers Act (“IEEPA”) tariff refunds. Of this amount, the Company recognized $4.9 million of tariff refunds in cost of sales in the third quarter related to inventory previously sold. For the year-to-date period, the Company recognized $42.8 million of tariff refunds in cost of sales and $1.5 million in interest income.
•Gross profit increased 11.3% to $316.0 million in the third quarter of fiscal year 2026, which is inclusive of $4.9 million in IEEPA tariff refunds discussed above, resulting in gross margin of 46.4%. Excluding the IEEPA tariff refunds, adjusted gross margin* decreased to 45.7% compared to 46.0% in the prior year period due to higher inventory and fuel-related costs and increased tariffs, partially offset by favorable product mix shift into the “Best” product category relative to historical levels, higher delivery margins and selective pricing actions.
•Selling, general and administrative expenses (“SG&A”) increased 7.6% to $250.1 million in the third quarter of fiscal year 2026 due to payroll-related expenses for new stores, higher occupancy costs associated with new and existing stores, an increase in marketing spend due to greenfield store expansion and higher depreciation expense, partially offset by lower incentive compensation compared to elevated levels in the prior-year period. SG&A as a percentage of revenue decreased to 36.7% compared to 37.7% in the prior year period due to broad-based expense leverage on higher sales performance and the drivers discussed above.
•Net income increased 28.8% to $41.7 million compared to $32.3 million in the third quarter of fiscal year 2025. Adjusted net income* increased 18.5% to $38.8 million compared to $32.7 million in the third quarter of fiscal year 2025.
•Diluted net income per share was $0.31 and adjusted diluted net income per share* was $0.28.
•Adjusted EBITDA* increased 17.6% to $75.5 million or 11.1% of net revenue compared to $64.2 million or 10.4% of net revenue in the third quarter of fiscal year 2025.
*See Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures below for further information. All Non-GAAP Financial Measure exclude IEEPA tariff refunds, and related interest income as applicable.

Balance Sheet and Liquidity
•Total liquidity of $287.9 million, comprised of cash and cash equivalents of $109.9 million and available borrowing capacity of $178.0 million at September 27, 2026.
•Inventories were $373.6 million as of the end of the third quarter of fiscal year 2026, an increase of 6.7% compared to year end.
•Net cash provided by operating activities was $204.8 million in the year-to-date period, an increase of $86.0 million compared to the prior year, primarily driven by higher net income and the timing of accounts payable.
•Investments in capital expenditures, net of tenant allowances of $70.7 million in the year-to-date period was primarily associated with our new store program and early development of a new distribution center in Georgia.
Recent Developments
The Company has reaffirmed its top- and bottom-line guidance for full fiscal year 2026 financial operating results, presented in the table below. Within our outlook, net income reflects the tariff refund received year to date, whereas adjusted EBITDA and adjusted net income do not. In addition, the Company now expects pre-opening expenses of approximately $23 million, compared to prior expectations of approximately $26 million, and an effective tax rate of approximately 28% compared to prior expectations of approximately 27%. Fiscal year 2026 includes 53 weeks. The “53rd week” is expected to deliver $46.0 million in net revenues, $4.4 million in net income and $6.2 million in adjusted EBITDA.

Fiscal Year 2026
Net revenues	$2,600 to $2,625 million
Comparable sales growth(1)	1.5% to 2.5%
Net income	$145 to $153 million
Adjusted EBITDA(2)	$255 to $265 million
Adjusted net income(2)	$121 to $129 million
Other estimates:
Net capital expenditures(3)	$110 to $115 million
Pre-opening expenses	Approximately $23 million
Effective tax rate	Approximately 28%
New store count	Approximately 20
FD shares outstanding(4)	Approximately 135 million
(1) Comparable sales growth is a key performance indicator that measures performance during the current reporting period against the performance of the comparable store sales and of the eCommerce sales in the corresponding period of the previous fiscal year. Comparable sales growth excludes net sales from the non-comparable 53rd week.
(2) See Non-GAAP Financial Measures for definitions of Adjusted EBITDA and Adjusted net income.
(3) Net capital expenditures represents capital expenditures net of tenant allowances.
(4) FD shares outstanding reflects expected average fully diluted shares outstanding for fiscal year 2026.
Conference Call
A conference call to discuss fiscal year 2026 third quarter financial results is scheduled for today, November 5, 2026, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-877-407-0779 (international callers dial 1-201-389-0914) approximately 10 minutes prior to the start of the call. The conference call will be webcast and once available, a recorded replay can be accessed online at ir.mybobs.com for six months.
About Bob’s Discount Furniture
Bob’s Discount Furniture is a high-growth, national omnichannel retailer of value home furnishings with 229 showrooms as of September 27, 2026 across 28 U.S. states. Since our founding in 1991, we have built our ethos as a trusted and reliable brand offering superior value and service, without compromising on quality or style. Our business model is anchored in delivering furniture at “Everyday Low Prices,” and at the heart of Bob’s success is not just the value of our furniture, but the team members who bring our promise to life every day. From showroom to living room, it’s our people who make Bob’s feel like home. Our belief that everyone deserves a home they love is reflected in how we operate daily and the appreciation we have for our people and communities. From our in-store guest experience specialists who create a no-pressure, no-gimmicks shopping experience, to our distribution and logistics teams who enable fast, reliable fulfillment, Bob’s is built on the dedication of our team members nationwide. For more information, please visit www.mybobs.com.

Contacts
Investor Relations Contact:
Edward Plank, Vice President, Investor Relations & Strategy
IR@mybobs.com

Media Contact:
BobsPR@icrinc.com
Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, this earnings release and related tables include adjusted gross profit, adjusted gross margin, adjusted net income, adjusted EBITDA, and adjusted diluted net income per share, which present operating results on an adjusted basis. We define adjusted gross profit as gross profit adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and adjusted gross margin as adjusted gross profit as a percentage of net sales. We define adjusted net income as net income adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance and the tax effect related to those items. We define adjusted diluted net income per share as adjusted net income divided by weighted average shares outstanding. We define adjusted EBITDA as net income before interest expense, interest income, income tax expense/(benefit), and depreciation and amortization, adjusted for items that are not indicative of the operating performance of the business. We believe that excluding certain items from our GAAP results allows management to better understand our financial performance from period to period. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. We use these non-GAAP measures to evaluate the effectiveness of our business strategies, to make budgeting decisions, to evaluate our performance in connection with compensation decisions and to compare our performance against that of peer companies using similar measures. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted gross profit to gross profit, adjusted net income and adjusted EBITDA to net income and adjusted diluted net income per share to diluted net income per share, the most directly comparable financial measures prepared in accordance with U.S. GAAP, below.
Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Recent Developments”, are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.
Forward-looking statements can generally be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include, but are not limited to, statements concerning: our expected financial operating results for fiscal year 2026; plans to open new stores, expand into new regions and increase market share; and plans to increase brand awareness and increase comparable sales.
The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, factors and assumptions described in “Risk Factors” in our Annual Report on Form 10-K, including those relating to, among other things:
•our reliance on foreign manufacturing, suppliers and imports for our products;
•the significant competition within our industry;
•our ability to successfully anticipate or respond to changes in consumer preferences;

•global economic conditions and the effect of economic pressures and other business factors on discretionary consumer spending;
•the impact of current and future tariffs on our business;
•managing the challenges associated with our planned new store growth;
•failures by our third-party suppliers or the unavailability of suitable suppliers at reasonable prices;
•failures of our vendors to meet our quality standards or applicable regulatory frameworks;
•disruption in our distribution capabilities or supply chain;
•our ability to protect our intellectual property rights;
•compliance with applicable governmental regulations;
•our ability to protect the privacy and security of information related to our customers, us, our employees or others;
•disruption in our information systems; and
•our ability to effectively manage our eCommerce platform and digital marketing efforts.
The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Bob’s Discount Furniture, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share amounts)

	September 27, 2026	December 28, 2025
Assets
Current assets
Cash and cash equivalents	$109,881	$53,202
Restricted cash	10,175	9,412
Accounts receivable	25,763	17,590
Inventories	373,583	350,284
Prepaids and other current assets	53,549	40,871
Total current assets	572,951	471,359
Property and equipment, net	403,078	328,827
Operating lease right-of-use assets	682,584	641,529
Intangible assets	179,100	179,100
Goodwill	181,699	181,699
Deferred offering costs	—	3,981
Other assets	7,301	5,260
Total assets	$2,026,713	$1,811,755
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$303,984	$260,610
Self-insurance reserves	31,699	27,959
Accrued expenses	57,646	66,211
Customer deposits	83,319	70,740
Current portion of Term Loan	—	1,750
Finance lease liabilities, current portion	14,306	15,201
Operating lease liabilities, current portion	110,365	100,563
Total current liabilities	601,319	543,034
Term Loan	—	337,430
Finance lease liabilities, noncurrent portion	69,052	44,254
Operating lease liabilities, noncurrent portion	725,477	678,800
Deferred income taxes	48,138	43,306
Other long-term liabilities	9,090	1,011
Total long-term liabilities	851,757	1,104,801
Total liabilities	1,453,076	1,647,835
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued or outstanding at September 27, 2026; $0.01 par value, 50,000 shares authorized, no shares issued or outstanding at December 28, 2025	—	—
Common stock, $0.0001 par value, 445,000,000 shares authorized, 130,691,406 shares issued and outstanding at September 27, 2026; $0.0001 par value, 300,000,000 shares authorized, 119,777,765 shares issued and 110,530,029 outstanding at December 28, 2025	13	11
Additional paid-in capital	440,256	199,796
Treasury stock shares, at cost, — and 9,247,736 shares at September 27, 2026 and December 28, 2025, respectively	—	(67,336)
Retained earnings	133,368	31,449
Total stockholders' equity	573,637	163,920
Total liabilities and stockholders' equity	$2,026,713	$1,811,755

Bob's Discount Furniture, Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited, amounts in thousands, except per share amounts)

	Three-Month Fiscal Period Ended
	September 27, 2026		September 28, 2025		Increase (Decrease)
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	%(1)
Net revenues	$680,436	100.0%	$616,919	100.0%	$63,517	10.3%
Cost of sales	364,398	53.6%	333,092	54.0%	31,306	9.4%
Gross profit	316,038	46.4%	283,827	46.0%	32,211	11.3%
Selling, general, and administrative	250,090	36.7%	232,362	37.7%	17,728	7.6%
Pre-opening expenses	6,896	1.0%	6,788	1.1%	108	1.6%
Net loss (gain) on disposal of fixed assets	—	—%	2	—%	(2)	NM
Total operating expenses	256,986	37.7%	239,152	38.8%	17,834	7.5%
Operating income	59,052	8.7%	44,675	7.2%	14,377	32.2%
Interest expense	1,616	0.2%	1,077	0.2%	539	50.0%
Interest income	(631)	—%	(839)	(0.2)%	(208)	(24.8)%
Other expense (income), net	950	0.1%	(30)	—%	(980)	NM
Total other expense, net	1,935	0.3%	208	—%	1,727	NM
Income before taxes	57,117	8.4%	44,467	7.2%	12,650	28.4%
Income tax expense	15,467	2.3%	12,125	2.0%	3,342	27.6%
Net income and comprehensive income	$41,650	6.1%	$32,342	5.2%	9,308	28.8%
Basic net income per share	$0.32		$0.29
Diluted net income per share	$0.31		$0.29

(1) NM refers to a value that is not meaningful.

Bob's Discount Furniture, Inc.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited, amounts in thousands, except per share amounts)

	Nine-Month Fiscal Period Ended
	September 27, 2026		September 28, 2025		Increase (Decrease)
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	%(1)
Net revenues	$1,878,102	100.0%	$1,719,212	100.0%	$158,890	9.2%
Cost of sales	986,493	52.5%	934,401	54.4%	52,092	5.6%
Gross profit	891,609	47.5%	784,811	45.6%	106,798	13.6%
Selling, general, and administrative	720,230	38.3%	662,968	38.6%	57,262	8.6%
Pre-opening expenses	17,169	0.9%	15,157	0.9%	2,012	13.3%
Net loss (gain) on disposal of fixed assets	44	—%	(134)	—%	178	NM
Restructuring charges	—	—%	292	—%	(292)	(100.0)%
Insurance recoveries	(667)	—%	(4,497)	(0.3)%	(3,830)	(85.2)%
Total operating expenses	736,776	39.2%	673,786	39.2%	62,990	9.3%
Operating income	154,833	8.3%	111,025	6.5%	43,808	39.5%
Interest expense	18,808	1.0%	3,201	0.2%	15,607	NM
Interest income	(2,444)	(0.1)%	(1,502)	(0.1)%	942	62.7%
Other expense (income), net	(381)	—%	(653)	—%	(272)	(41.7)%
Total other expense, net	15,983	0.9%	1,046	0.1%	14,937	NM
Income before taxes	138,850	7.4%	109,979	6.4%	28,871	26.3%
Income tax expense	36,886	2.0%	29,282	1.7%	7,604	26.0%
Net income and comprehensive income	$101,964	5.4%	$80,697	4.7%	21,267	26.4%
Basic net income per share	$0.80		$0.73
Diluted net income per share	$0.76		$0.72
(1) NM refers to a value that is not meaningful.

Bob's Discount Furniture, Inc.
Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Nine-Month Fiscal Period Ended
	September 27, 2026	September 28, 2025
Cash flows from operating activities
Net income	$101,964	$80,697
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	2,369	2,789
Transaction losses	2,192	2,210
Depreciation and amortization	58,821	52,084
Non-cash interest expense	10,925	66
Loss (gain) on disposal of fixed assets	44	(134)
Non-cash lease costs	58,020	56,798
Deferred income taxes	4,833	4,878
Change in reserve for product warranties	79	650
Changes in operating assets and liabilities
Accounts receivable	(10,365)	(4,055)
Inventories	(23,299)	(37,346)
Prepaids and other current assets	(12,678)	(5,581)
Other assets	(2,147)	(832)
Accounts payable	40,844	(7,453)
Accrued expenses	(4,841)	(1,802)
Customer deposits	12,579	12,481
Operating leases	(42,595)	(36,702)
Other long-term liabilities	8,016	—
Net cash provided by operating activities	204,761	118,748
Cash flows from investing activities
Purchase of property and equipment	(90,240)	(57,989)
Net cash used in investing activities	(90,240)	(57,989)
Cash flows from financing activities
Principal payments on Term Loan	(350,000)	—
Proceeds from Line of Credit	122,000	3,000
Principal payments on Line of Credit	(122,000)	(3,000)
Principal payments on financing lease obligations	(13,971)	(8,341)
Net proceeds related to exercise of employee stock options	1,304	1,194
Payments for the acquisition of treasury stock	(50)	(1,110)
Proceeds from issuance of common stock, net of underwriter discounts	310,915	—
Payments for fractional shares	(45)	—
Payments of initial public offering costs	(5,232)	(313)
Net cash used in financing activities	(57,079)	(8,570)
Net increase in cash, cash equivalents, and restricted cash	57,442	52,189
Cash, cash equivalents, and restricted cash beginning of period	62,614	80,558
Cash, cash equivalents, and restricted cash end of period	$120,056	$132,747

Supplemental disclosure of cash flow data
Cash paid for interest	$5,581	$1,763
Supplemental disclosure of noncash investing and financing activities
Assets acquired under financing leases	$37,712	$25,423
Purchase of property and equipment included in accounts payable	24,225	13,169
Deferred offering costs included in accounts payable	—	1,225
Employees cashless exercising of stock options	19	2,550

Bob's Discount Furniture, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, amounts in thousands, except per share amounts)

	Three-Month Fiscal Period Ended		Nine-Month Fiscal Period Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net revenues	$680,436	$616,919	$1,878,102	$1,719,212

Adjusted gross profit and margin
Gross profit	$316,038	$283,827	$891,609	$784,811
Gross margin	46.4%	46.0%	47.5%	45.6%
IEEPA tariff refunds in cost of sales(1)	(4,887)	—	(42,750)	—
Adjusted gross profit	$311,151	$283,827	$848,859	$784,811
Adjusted gross margin	45.7%	46.0%	45.2%	45.6%
(1) Represents the IEEPA tariff refunds recognized in the three and nine-month fiscal periods ended September 27, 2026.

	Three-Month Fiscal Period Ended		Nine-Month Fiscal Period Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Net revenues	$680,436	$616,919	$1,878,102	$1,719,212

Adjusted net income
Net income	$41,650	$32,342	$101,964	$80,697
Restructuring charges	—	—	—	292
Insurance recoveries	—	—	(667)	(4,497)
Net loss (gain) on disposal of fixed assets	—	2	44	(134)
IEEPA tariff refunds and related interest income(1)	(4,918)	—	(44,291)	—
Debt issuance costs acceleration(2)	—	—	10,720	—
Management fee(3)	—	515	2,000	1,531
Contract termination benefit(4)	—	—	(1,923)	—
Other expenses, net(5)	950	—	751	554
Tax effect of adjustments	1,092	(131)	9,029	571
Adjusted net income	$38,774	$32,728	$77,627	$79,014
Adjusted net income as % of net revenue	5.7%	5.3%	4.1%	4.6%
Adjusted EBITDA
Net income	$41,650	$32,342	$101,964	$80,697
Interest expense	1,616	1,077	18,808	3,201
Interest income	(631)	(839)	(2,444)	(1,502)
Income tax expense	15,467	12,125	36,886	29,282
Depreciation and amortization	20,524	18,019	58,821	52,084
Stock-based compensation expense	815	967	2,369	2,789
Restructuring charges	—	—	—	292
Insurance recoveries	—	—	(667)	(4,497)
Net loss (gain) on disposal of fixed assets	—	2	44	(134)
IEEPA tariff refunds(6)	(4,887)	—	(42,750)	—
Management fee(3)	—	515	2,000	1,531
Contract termination benefit(4)	—	—	(1,923)	—
Other expenses, net(5)	950	—	751	554
Adjusted EBITDA	$75,504	$64,208	$173,859	$164,297
Adjusted EBITDA as % of revenue	11.1%	10.4%	9.3%	9.6%

Bob's Discount Furniture, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, amounts in thousands, except per share amounts)
(1) Represents the IEEPA tariff refunds and related interest income recognized in the three and nine-month fiscal periods ended September 27, 2026. Interest income related to the IEEPA tariff refund claims was not material for the three-month fiscal period ended September 27, 2026. Interest income related to the IEEPA tariff refund claims was $1.5 million in the nine-month fiscal period ended September 27, 2026.
(2) Represents the acceleration of debt issuance costs in connection with the repayment of the Term Loan in the nine-month fiscal period ended September 27, 2026.
(3) Represents management fees paid in accordance with our Advisory Agreement with our controlling stockholder, which terminated in connection with our initial public offering (“IPO”). Activity for the nine-month fiscal period ended September 27, 2026 reflects a termination fee of $2.0 million associated with the Advisory Agreement.
(4) Represents the acceleration of a bonus from our financing partner due to the termination of the agreement.
(5) Other expenses. net represents income and costs that are not indicative of ongoing business operations and performance, including, but not limited to, third-party professional fees related to our IPO, a litigation settlement, bankruptcy settlements and senior termination benefits.
(6) Represents the IEEPA tariff refunds excluding interest income recognized in the three and nine-month fiscal periods ended September 27, 2026.

	Three-Month Fiscal Period Ended		Nine-Month Fiscal Period Ended
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
Adjusted diluted net income per share
Diluted net income per share	$0.31	$0.29	$0.76	$0.72
Restructuring charges	—	—	—	—
Insurance recoveries	—	—	(0.01)	(0.04)
Net loss (gain) on disposal of fixed assets	—	—	—	—
IEEPA tariff refunds and related interest income(1)	(0.04)	—	(0.33)	—
Debt issuance costs acceleration(2)	—	—	0.08	—
Management fee(3)	—	—	0.02	0.01
Contract termination benefit(4)	—	—	(0.02)	—
Other expenses, net(5)	—	—	0.01	—
Tax effect of adjustments	0.01	—	0.07	0.01
Adjusted diluted net income per share	$0.28	$0.29	$0.58	$0.70
Diluted weighted average shares outstanding	136,226,988	112,892,175	133,325,435	112,753,472
(1) Represents the IEEPA tariff refunds and related interest income recognized in the three and nine-month fiscal periods ended September 27, 2026.
(2) Represents the acceleration of debt issuance costs in connection with the pay down of the Term Loan in the nine-month fiscal period ended September 27, 2026.
(3) Represents management fees paid in accordance with our Advisory Agreement with our controlling stockholder, which terminated in connection with the consummation of our proposed IPO. See "Certain Relationships and Related Party Transactions - Advisory Agreement." Activity for the nine-month fiscal period ended September 27, 2026 reflects the per share impact of a termination fee of $2.0 million associated with the Advisory Agreement.
(4) Represents the acceleration of a bonus from our financing partner due to the termination of the agreement.
(5) Other expenses, net represents income and costs that are not indicative of ongoing business operations and performance, including, but not limited to, third-party professional fees related our initial public offering, a litigation settlement, bankruptcy settlements, and senior termination benefits.